Exhibit 99.1

Seadrill Announces Third Quarter 2026 Results

Hamilton, Bermuda, November 3, 2026 - Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) today announced its third quarter 2026 results.

Highlights
•Secured contract awards and extensions in Indonesia, Malaysia, Angola, and the U.S. Gulf, adding approximately $800 million of Total Contract Value(1) subsequent to the August fleet status report.
•Generated $195 million of Net cash provided by operating activities, $179 million of Free Cash Flow(2), and repurchased approximately $22 million of shares in the third quarter.
•Reported Net loss of $30 million, which includes the impact of a legal provision booked in the third quarter, and Adjusted EBITDA(2) of $121 million.
•Increased and narrowed full year 2026 Total operating revenues and Adjusted EBITDA(3) guidance ranges as follows:
◦Total operating revenues range increased to $1.56 - $1.58 billion, excluding $90 million of Reimbursable revenues (previously $1.50 - $1.55 billion, excluding $50 million of Reimbursable revenues);
◦Adjusted EBITDA(3) range increased to $440 - $460 million (previously $420 - $450 million);
◦Capital Expenditure and Long-Term Maintenance range narrowed to $210 - $230 million (previously $200 - $240 million).

Financial Highlights

Figures in USD million, unless otherwise indicated	Three months ended September 30, 2026	Three months ended June 30, 2026
Total operating revenues	428	449
Contract revenues	329	355
Net (loss)/income	(30)	29
Adjusted EBITDA	121	144
Adjusted EBITDA margin excluding Reimbursables(2)	29.7%	33.5%
Diluted (loss)/earnings per share ($)	(0.49)	0.47

“Seadrill generated $179 million of Free Cash Flow in the third quarter, delivering on our commitment to convert backlog into cash. Over 85% of available drillship days are now contracted in 2027, further enhancing visibility into next year’s earnings and cash flow,” said Samir Ali, President and Chief Executive Officer. “The West Carina award secures the third and final repricing of three legacy contracts, with the improved dayrate effective in 2027. A healthy tender pipeline and growing deepwater demand reinforce our confidence in the market outlook, positioning Seadrill to build on these commercial achievements and capture further upside.”
Financial and Operational Results
Third quarter 2026 Total operating revenues decreased to $428 million, compared to $449 million in the prior quarter, primarily driven by fewer operating days for the West Carina, which completed its contract in the second quarter, and time between contracts for the West Vela, West Elara, and Sevan Louisiana. This decrease was partially offset by an increase in operating days for the West Tellus, which commenced its long-term contract in June. Total operating expenses increased by $7 million to $384 million, compared to $377 million in the prior quarter. Adjusted EBITDA decreased to $121 million, compared to $144 million in the prior quarter.

Exhibit 99.1
Balance Sheet and Cash Flow
At quarter-end, Seadrill had gross principal debt of $750 million and $506 million in cash, cash equivalents, and restricted cash, resulting in a net debt position of $244 million. Third quarter 2026 cash benefited from the receipt of lump-sum mobilization revenue relating to the West Tellus and a working capital release. Capital additions and long-term maintenance totaled $56 million.

Commercial Activity
Subsequent to the August fleet status report, Seadrill has secured contract awards and extensions with a Total Contract Value of approximately $800 million.

•In Indonesia, the West Carina was awarded a contract with an undisclosed operator, with a Total Contract Value of approximately $420 million for the firm term. The contract has an estimated firm duration of 880 days, with priced options for up to an additional 880 days. The program is expected to commence in the first half of 2027.
•In Malaysia, all remaining priced options have been exercised for the West Capella, extending current operations by 120 days and adding approximately $41 million in Total Contract Value, excluding additional services. Unpriced options have also been exercised for a further 120 days, adding approximately $53 million in Total Contract Value. The West Capella is now expected to work in direct continuation through February 2028.
•In Angola, Sonadrill Holding Ltd (“Sonadrill”), Seadrill’s 50:50 joint venture with an affiliate of Sonangol E.P. (“Sonangol”), has been awarded a contract extension. All remaining priced options have been exercised for the Sonangol Libongos, extending current operations by approximately three years and committing the rig into 2030.
•In the U.S. Gulf, the Sevan Louisiana was awarded a 25-day contract with Kosmos, commencing in November 2026, followed by an approximate 60-day contract with LLOG, securing the rig into 2027.

As of November 3, 2026, Seadrill’s Contract Backlog(4) was approximately $3.3 billion. The Company has provided an updated fleet status report on the Investor Relations section of its website, www.seadrill.com.

Conference Call Information
The Company will host a conference call to discuss its results on Wednesday, November 4, 2026 at 08:00 CT / 15:00 CET. Interested participants may join the call by dialing +1 (833) 461-5787 (Conference ID: 184 972 661) at least 15 minutes prior to the scheduled start time. The Company will webcast the call live on the Investor Relations section of its website, where a replay will be available afterwards.

(1) Total Contract Value is calculated as the contractual operating dayrate multiplied by the number of days in the firm contract period, plus contractual revenues for mobilization and demobilization, as well as management contract revenues, excluding revenues from additional services.
(2) These are non-GAAP measures. For a definition and a reconciliation to the most comparable GAAP measure, see Appendices.
(3) Due to the forward-looking nature of guidance for Adjusted EBITDA, a non-GAAP measure, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, net (loss)/income. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on the Company's full year 2026 GAAP financial results, as well as the actual amount of Adjusted EBITDA we eventually report for the period.
(4) Contract Backlog stated as of November 3, 2026, and includes all firm contracts at the contractual operating dayrate multiplied by the number of days remaining in the firm contract period. It includes management contract revenues and leasing revenues from bareboat charter arrangements and excludes revenues for mobilization, demobilization, contract preparation, and other incentive provisions and backlog relating to non-consolidated entities.

Exhibit 99.1
About Seadrill
Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies. For further information, visit www.seadrill.com.

Contact
Kevin Smith
VP - Corporate Finance & IR
ir@seadrill.com

Exhibit 99.1
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the Company's outlook, and guidance, plans, strategies, business prospects, contract awards, financial performance, operations, litigation, rig activity and changes and trends in its business and the markets in which it operates, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms "assumes", "projects", "forecasts", "estimates", "expects", "anticipates", "believes", "plans", "intends", "may", "might", "will", "would", "can", "could", "should" or, in each case, their negative, or other variations or comparable terminology. These statements are based on management's current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States ("U.S.") Securities and Exchange Commission (the "SEC") on February 26, 2026, offshore drilling market conditions including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys, upgrades and regulatory work for the drilling units in the Company's fleet, the performance of the drilling units in the Company's fleet, delay in payment or disputes with customers, the Company's ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, U.S. trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company's fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, our ability to maintain relationships with suppliers, customers, employees and other third parties, our ability to maintain adequate financing to support our business plans, our ability to successfully complete and realize the intended benefits of any mergers, acquisitions and divestitures, and the impact of other strategic transactions, our liquidity and the adequacy of cash flows to satisfy our obligations, future activity under and in respect of the Company's share repurchase program, our ability to satisfy (or timely cure any noncompliance with) the continued listing requirements of the New York Stock Exchange, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard, construction and other delays, the results of meetings of our shareholders, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East (including the current conflict in Iran), and any related sanctions, the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies, including any litigation related to acquisitions or dispositions, the concentration of our revenues in certain geographical jurisdictions, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms, the level of expected capital expenditures, our expected financing of such capital expenditures and the timing and cost of completion of capital projects, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC. The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to any person(s) acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by securities laws.

Investors should note that we announce material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, we may use the Investors section of our website (www.seadrill.com) to communicate with investors and we intend to post presentations and fleet status reports there, among other things. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of, and is not incorporated into, this news release. Furthermore, references to our website URLs are intended to be inactive textual references only.

Exhibit 99.1

SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In $ millions, except per share data)	2026	2025	2026	2025
Operating revenues
Contract revenues	329	280	961	816
Reimbursable revenues (1)	24	11	53	42
Management contract revenues (1)	66	63	196	189
Leasing revenues (1)	9	9	25	25
Other revenues	—	—	—	3
Total operating revenues	428	363	1,235	1,075
Operating expenses
Vessel and rig operating expenses	(211)	(191)	(607)	(550)
Reimbursable expenses	(23)	(11)	(52)	(42)
Depreciation and amortization	(77)	(58)	(220)	(169)
Management contract expenses	(48)	(49)	(136)	(187)
Selling, general and administrative expenses	(25)	(27)	(79)	(76)
Merger and integration related expenses	—	(1)	(1)	(1)
Total operating expenses	(384)	(337)	(1,095)	(1,025)
Operating profit	44	26	140	50
Financial and other non-operating items
Interest income	3	4	9	11
Interest expense	(15)	(15)	(46)	(45)
Equity in earnings/(losses) of equity method investment (net of tax)	5	(11)	13	3
Other financial and non-operating items	(48)	(4)	(70)	(31)
Total financial and other non-operating items, net	(55)	(26)	(94)	(62)
(Loss)/profit before income taxes	(11)	—	46	(12)
Income tax expense	(19)	(11)	(54)	(55)
Net loss	(30)	(11)	(8)	(67)
Basic LPS ($)	(0.49)	(0.17)	(0.13)	(1.08)
Diluted LPS ($)	(0.49)	(0.17)	(0.13)	(1.08)
(1) Includes revenue from related parties of $82 million and $239 million, for the three and nine months ended September 30, 2026, respectively, and $77 million and $235 million for the three and nine months ended September 30, 2025, respectively.

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In $ millions, except share data)	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	483	339
Restricted cash	23	26
Accounts receivables, net	239	162
Amounts due from related parties, net	22	—
Other current assets	239	231
Total current assets	1,006	758
Non-current assets
Equity method investment	71	58
Drilling units, net of accumulated depreciation of 903 as of September 30, 2026 (December 31, 2025: 682)	2,903	2,969
Deferred tax assets	25	44
Equipment	17	8
Other non-current assets	130	110
Total non-current assets	3,146	3,189
Total assets	4,152	3,947
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	82	61
Other current liabilities	380	313
Total current liabilities	462	374
Non-current liabilities
Long-term debt	737	613
Deferred tax liabilities	20	14
Other non-current liabilities	117	88
Total non-current liabilities	874	715
Shareholders' equity
Common shares of par value $0.01 per share: 375,000,000 shares authorized as of September 30, 2026 (December 31, 2025: 375,000,000) and 61,497,058 issued as of September 30, 2026 (December 31, 2025: 62,374,171)	1	1
Additional paid-in capital	1,952	1,986
Accumulated other comprehensive income	1	1
Retained earnings	862	870
Total shareholders' equity	2,816	2,858
Total liabilities and shareholders' equity	4,152	3,947

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In $ millions)	2026	2025
Cash flows from operating activities
Net loss	(8)	(67)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	220	169
Equity in earnings of equity method investment (net of tax)	(13)	(3)
Deferred tax expense	25	19
Unrealized gain on foreign exchange	—	(2)
Amortization of debt issuance costs	2	2
Share based compensation expense	10	14
Loss on debt extinguishment	35	—
Other	—	27
Other cash movements in operating activities
Additions to long-term maintenance	(110)	(167)
Changes in operating assets and liabilities
Accounts receivable, net	(77)	6
Trade accounts payable	22	(36)
Prepaid expenses	(4)	1
Deferred revenue	(3)	(1)
Deferred contract costs	(26)	41
Related party receivables	(22)	—
Other assets	(3)	(3)
Other liabilities	107	12
Net cash provided by operating activities	155	12
Cash flows from investing activities
Additions to drilling units and equipment	(54)	(87)
Other	—	(4)
Net cash used in investing activities	(54)	(91)
Cash flows from financing activities
Proceeds from issuance of senior bond	700	—
Repayment of secured bond	(575)	—
Payment of make whole premium on secured bond	(25)	—
Payment of debt issuance costs	(16)	—
Shares repurchased	(42)	—
Taxes withheld on employee stock transactions	(2)	—
Net cash provided by financing activities	40	—
Effect of exchange rate changes on cash	—	2
Net increase/(decrease) in cash and cash equivalents, including restricted cash	141	(77)
Cash and cash equivalents, including restricted cash, at beginning of the period	365	505
Cash and cash equivalents, including restricted cash, at the end of period	506	428

Exhibit 99.1
Appendix I - Reconciliation of Net (loss)/income to Adjusted EBITDA (Unaudited)
Adjusted EBITDA represents Net (loss)/income before depreciation and amortization, income tax expense, total financial and non-operating items, and similar non-cash charges. Additionally, in any given period, the Company may have significant, unusual or non-recurring items which may be excluded from Adjusted EBITDA for that period. When applicable, these items are fully disclosed and incorporated into the reconciliation provided below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total operating revenues. Adjusted EBITDA excluding Reimbursables, represents Adjusted EBITDA, excluding Reimbursable revenues and Reimbursable expenses. Adjusted EBITDA Margin excluding Reimbursables represents Adjusted EBITDA excluding Reimbursables as a percentage of Total operating revenues excluding Reimbursable revenues.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables are non-GAAP financial measures. The Company believes that the aforementioned non-GAAP financial measures assist investors by excluding the potentially disparate effects between periods of depreciation and amortization, income tax expense and total financial items and non-operating items, which are affected by various and possibly changing financing methods, capital structure and historical cost basis and which may significantly affect Net (loss)/income between periods.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables should not be considered as alternatives to Net (loss)/income or any other indicator of Seadrill Limited’s performance calculated in accordance with GAAP. Because the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

The tables below reconcile Net (loss)/income, the most directly comparable GAAP measure, to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables.

(In $ millions, unless otherwise indicated)	Three months ended September 30, 2026	Three months ended June 30, 2026
Net (loss)/income (a)	(30)	29
Depreciation and amortization	77	72
Income tax expense	19	12
Total financial and other non-operating items, net	55	31
Adjusted EBITDA (b)	121	144
Total operating revenues (c)	428	449
Net (loss)/income margin (a)/(c)	(7.0)%	6.5%
Adjusted EBITDA margin (b)/(c)	28.3%	32.1%

(In $ millions, unless otherwise indicated)	Three months ended September 30, 2026	Three months ended June 30, 2026
Adjusted EBITDA (b)	121	144
Reimbursable revenues	(24)	(19)
Reimbursable expenses	23	19
Adjusted EBITDA excluding Reimbursables (d)	120	144
Total operating revenues (c)	428	449
Reimbursable revenues	(24)	(19)
Total operating revenues excluding Reimbursable revenues (e)	404	430
Adjusted EBITDA margin excluding Reimbursables (d)/(e)	29.7%	33.5%

Exhibit 99.1
Appendix II - Contract Revenues Supporting Information (Unaudited)(1)

	Three months ended September 30, 2026	Three months ended June 30, 2026
Average number of rigs on contract(2)	9	10
Average contractual dayrates(3) (in $ thousands)	376	360
Economic utilization(4)	94.5%	95.5%

(1) Excludes three drillships managed on behalf of Sonadrill (West Gemini, Sonangol Quenguela, Sonangol Libongos).
(2) The average number of rigs on contract is calculated by dividing the aggregate days the Company's rigs were on contract during the reporting period by the number of days in that reporting period.
(3) The average contractual dayrate is calculated by dividing the aggregate contractual dayrates during a reporting period by the aggregate number of days for the reporting period.
(4) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period. If a drilling unit earns its full operating dayrate throughout a reporting period, its economic utilization would be 100%. However, there are many situations that give rise to a dayrate being earned that is less than the contractual operating rate, such as planned downtime for maintenance. In such situations, economic utilization reduces below 100%.

Exhibit 99.1
Appendix III - Reconciliation of Net cash provided by/(used in) operating activities to Free Cash Flow (Unaudited)
The Company also presents Free Cash Flow as a non-GAAP liquidity measure. Free Cash Flow is calculated as Net cash provided by/(used in) operating activities less Additions to drilling units and equipment. The Company believes Free Cash Flow is useful to investors, as it allows greater transparency of the utilization or generation of cash by the business. Because the definition of Free Cash Flow may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The table below reconciles Net cash provided by/(used in) operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the three months ended September 30, 2026 and June 30, 2026.

(In $ millions)	Three months ended September 30, 2026	Three months ended June 30, 2026
Net cash provided by/(used in) operating activities	195	(18)
Additions to drilling units and equipment	(16)	(25)
Free Cash Flow	179	(43)